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                                                                      EXHIBIT 21


                           DELL COMPUTER CORPORATION
                              List of Subsidiaries


                                                                 Jurisdiction of
Name                                                              Organization
----                                                              ------------
Computer Direct Sdn.                                               Maylaysia
Dell Catalog Sales Corporation                                     Delaware
Dell Catalog Sales L.P.                                            Texas
Dell Computadores do Brasil LTDA.                                  Brazil
Dell Computer (Pty) Ltd                                            South Africa
Dell Computer AB                                                   Sweden
Dell Computer AS                                                   Denmark
Dell Computer Asia LTD.                                            Hong Kong
Dell Computer Asia Pte. Ltd.                                       Singapore
Dell Computer BV                                                   Netherlands
Dell Computer BV                                                   Norway
Dell Computer Corporation                                          Canada
Dell Computer Corporation                                          Japan
Dell Computer Corporation                                          South Korea
Dell Computer Corporation Limited                                  United Kingdom
Dell Computer Corporation Ltd.                                     Thailand
Dell Computer de Mexico, S.A. de C.V.                              Mexico
Dell Computer Ges.m.b.H.                                           Germany
Dell Computer GmbH                                                 Austria
Dell Computer Holdings (Europe) B.V.                               Netherlands
Dell Computer Holdings Corp.                                       Delaware
Dell Computer Holdings L.P.                                        Texas
Dell Computer Limited                                              New Zealand
Dell Computer NV                                                   Belgium
Dell Computer OY                                                   Finland
Dell Computer Poland, Sp. Z.O.O.                                   Poland
Dell Computer PTY. LTD.                                            Australia
Dell Computer S.A.                                                 France
Dell Computer SA                                                   Switzerland
Dell Computer Spain, S.A.                                          Spain
Dell Computer sro                                                  Czech Republic
Dell Computer, Limited                                             Ireland
Dell Direct                                                        Ireland
Dell Direct Sales Corporation                                      Delaware
Dell Direct Sales L.P.                                             Texas
Dell Eastern Europe Corporation                                    Delaware
Dell Export Sales Corporation                                      Barbados


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
                                                      Jurisidiction of
Name                                                  Organization
----                                                  ----------------
Dell Funding Corporation                              Delaware
Dell Gen. P. Corp                                     Delaware
Dell International Incorporated                       Delaware
Dell Marketing Corporation                            Delaware
Dell Marketing L.P.                                   Texas
Dell Products (Asia) BV                               Netherlands
Dell Products (Europe) B.V.                           Netherlands
Dell Products                                         Ireland
Dell Products Corporation                             Delaware
Dell Products L.P.                                    Texas
Dell Quebec Inc.                                      Quebec
Dell Receivables Gen. P. Corp                         Delaware
Dell Receivables L.P.                                 Texas
Dell Research                                         Ireland
Dell Trade Receivables 1993 Corporation               Delaware
Dell USA Corporation                                  Delaware
Dell USA L.P.                                         Texas
Dell World Trade L.P.                                 Texas
DellWare Direct L.P.                                  Texas